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                                    EXHIBIT F

                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Homeland Holding Corporation, dated as of July 5, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date: July 5, 2000                    SOROS FUND MANAGEMENT LLC

                                       By: /S/ RICHARD D. HOLAHAN,  JR.
                                           -------------------------------
                                           Richard D. Holahan, Jr.
                                           Assistant General Counsel


Date: July 5, 2000                    GEORGE SOROS

                                       By: /S/ RICHARD D. HOLAHAN,  JR.
                                           -------------------------------
                                           Richard D. Holahan, Jr.
                                           Attorney-in-Fact


Date: July 5, 2000                    STANLEY F. DRUCKENMILLER

                                       By: /S/ RICHARD D. HOLAHAN,  JR.
                                           -------------------------------
                                           Richard D. Holahan, Jr.
                                           Attorney-in-Fact